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                                                                   Exhibit 24(b)





CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 033-52865 on Form S-8 pertaining to The TRW Canada Stock Savings Plan and the related prospectus of our report dated March 17, 1995 with respect to the financial statements of The TRW Canada Stock Savings Plan for the year ended December 31, 1994 included as Exhibit 28(b) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1994.




                                                               /s/ Ernst & Young

                                                                   ERNST & YOUNG





Hamilton, Ontario
March 24, 1995